UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2015

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Item 8.01.  Other Events.

On April 23, 2015, Inventure Foods, Inc. (the “Company”) issued a press release announcing that it has initiated a precautionary recall of certain varieties of its Fresh Frozen™ line of frozen vegetables, as well as select varieties of its Jamba “At Home” line of smoothie kits, due to the finding of Listeria monocytogenes, in its Jefferson, Georgia facility.  Listeria is an organism that can cause infections in young children, frail or elderly people, and others with weakened immune systems.  Although healthy individuals may suffer only short-term symptoms such as high fever, severe headache, stiffness, nausea, abdominal pain and diarrhea, listeria infection can cause miscarriages and stillbirths among pregnant women.

To date, there are no known illnesses linked to consumption of Fresh Frozen IQF frozen vegetables or Jamba “At Home” smoothies.  However, the Company has decided to err on the side of utmost caution and issue a voluntary recall because Listeria monocytogenes was identified within its facility.

The Company expects to record costs associated with the recall, which are too early to ascertain, in the first quarter and additional costs in future quarters.  The Company expects to reverse the charges for any portion of such costs that are recovered from its existing insurance policies.  Any recovery of losses will be recorded in the period in which such recovery is determined to be probable.

While it is too soon to reliably estimate the impact of this recall on the Company’s future sales of the Fresh Frozen brand, net revenues of the products affected by the recall are expected to be reduced for the second fiscal quarter of 2015 and potentially subsequent periods.

The safety of its consumers is the Company’s number one priority and the Company is taking the appropriate steps to prevent this from happening again.  The Company is committed to ensuring that all of the products it sells are safe and meet the highest quality standards.

The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to “Item 7.01. Regulation FD Disclosure” and “Item 8.01. Other Events.”

Forward-Looking Statements

Statements in this report that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this report include, without limitation, statements related to the financial impact of the recall, including, the cost of the recall and the recall’s impact on the Company’s net sales; the Company’s ability to recover costs from its insurance carriers; the timing of future production and distribution of the products; and the Company’s ability to prevent future recalls.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained in this report are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Inventure Foods, Inc. on April 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer